UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2013

FIRST DEFIANCE FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

OHIO	0-26850	34-1803915
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Clinton Street, Defiance, Ohio 43512
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (419) 782-5015

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)          On December 23, 2013, the Board of Directors (the “Board”) of First Defiance Financial Corp. (“First Defiance”) approved the appointment of Kevin T. Thompson, 60 years old, to the position of Executive Vice President and Chief Financial Officer of First Defiance, to be effective as of January 1, 2014. Mr. Thompson started with First Defiance on August 12, 2013 in the role of Executive Vice President of Finance.

Mr. Thompson has more than thirty years of banking experience, specializing in finance. Most recently, he served as a consultant to the financial services industry since July 2009. Mr. Thompson previously served as Executive Vice President and Chief Financial Officer with Sky Financial Group until its merger in July 2007, and then as Senior Vice President and Line of Business Chief Financial Officer for Huntington Bancshares, Inc. He is a graduate of Clemson University and the Stonier Graduate School of Banking.

(e)          On December 23, 2013, the Compensation Committee of the Board approved an employment agreement for each of Mr. Thompson and Donald P. Hileman in their new roles as Executive Vice President and Chief Financial Officer of First Defiance and President and Chief Executive Officer of First Defiance, respectively. The agreement with Mr. Hileman replaces his existing employment agreement.

The agreements provide a one year term of employment commencing on January 1, 2014, which term shall be extended for one day each day so that the term is always twelve months. The term shall continue until the Board or the executive officer provides written notice of non-renewal to the other, in which case renewals will cease and the term will become fixed, ending twelve months after the date of receipt of any such written notice. The term shall not extend past December 31, 2017.

The agreements provide for base salary of $360,000 for Mr. Hileman and $200,000 for Mr. Thompson. The executives are also entitled to receive bonuses based on the terms and conditions set forth in the First Defiance incentive bonus program, to participate in all company retirement and stock benefit plans, and to receive annual vacation in accordance with First Defiance policies, which shall in no case be less than four weeks per year. First Defiance also shall pay dues for the executive officers for memberships, including professional organizations, as are approved by First Defiance, and shall provide the use of an automobile or an automobile expense reimbursement.

In the event that an executive officer’s employment is terminated for other than Cause, Disability, Retirement, each as defined in the agreements, or the executive officer’s death or such employment is terminated by the executive officer for Good Reason, as defined in the agreements, First Defiance shall pay to the executive officer, in a lump sum payment on the first business day of the first month following the date of termination, an amount equal to his then current base salary plus the average annual payment made to the executive officer under the short-term incentive bonus plan over the last completed five year period; provided, however, if the date of termination is immediately prior to, or within six months after a Change in Control, as defined in the agreements, First Defiance shall instead pay to Mr. Thompson an amount equal to 1.99 times his annual compensation and to Mr. Hileman an amount equal to 2.99 times his annual compensation.          Payments are subject to certain limitations as described more fully in the agreements. The executive officers also have agreed to certain non-compete provisions as outlined in the agreements.

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The above summary of the material terms of the employment agreements are qualified by reference to the text of the agreements, which are filed herewith as Exhibits 10.1 and 10.2 and incorporated herein by reference.

On December 23, 2013, the Compensation Committee of the Board approved a form of restricted stock award agreement, pursuant to which the Compensation Committee will grant Mr. Hileman shares of restricted stock in an amount equal to $150,000, which amount shall be determined by the average closing price for the last twenty business days in December 2013. Mr. Hileman’s award agreement provides for vesting of all shares of restricted stock on the third anniversary of the grant date. The terms of the form of award agreement provide that vesting of such award shall be accelerated upon the death or disability of the recipient or upon a Change in Control of First Defiance, as such term is defined in the agreement. This summary of the material terms of the form of restricted stock award agreement is qualified by reference to the text of the agreement, which is filed herewith as Exhibit 10.3 and incorporated herein by reference.

On December 23, 2013, the Compensation Committee of the Board also approved a consulting agreement for William J. Small. Mr. Small currently serves as President and Chief Executive Officer of First Defiance and will be retiring effective as of December 31, 2013. The Compensation Committee has approved the consulting agreement so that Mr. Small may provide consulting services to First Defiance following the date of his retirement.

The initial term of the consulting agreement is twelve months, beginning on January 1, 2014, with an option to renew for two additional one-year terms at the sole discretion of the Board. During the initial term of the agreement, First Defiance shall pay Mr. Small in monthly installments for a total annual fee of $100,000. During any subsequent term, First Defiance shall pay Mr. Small in monthly installments for a total annual fee of $85,000. The Board or Mr. Small may terminate the agreement at anytime upon 30 days’ prior notice. During the term of the agreement, Mr. Small shall perform such consulting services as an independent contractor as the Board may request to assist in (i) the transition of Mr. Small’s former duties and responsibilities; (ii) analysis of potential merger and acquisition opportunities; (iii) building relationships with customers, the community and potential acquisition targets; (iv) business development; (v) succession planning; and (vi) other projects as the Board may reasonably request from time to time. This summary of the material terms of the consulting agreement is qualified by reference to the text of the agreement, which is filed herewith as Exhibit 10.4 and incorporated herein by reference.

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Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Employment Agreement with Donald P. Hileman
10.2	Employment Agreement with Kevin T. Thompson
10.3	Form of Restricted Stock Award Agreement
10.4	Consulting Agreement with William J. Small

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST DEFIANCE FINANCIAL CORP.

	By:	/s/ Donald P. Hileman
Donald P. Hileman, Executive Vice President &
Chief Financial Officer

Date: December 30, 2013

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